Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement is entered into by and between the Objecting Party Entities, the Laurus Entities, the Houston Debtors, and the Committee, (all as separately defined below) (collectively, the “Parties,” and each a “Party”) who, by so executing this Settlement Agreement, respectively agree to be bound by each of its terms, conditions and obligations as of the Effective Date (as defined below).

Definitions

Unless the context otherwise requires, capitalized terms within this Settlement Agreement shall have the meanings assigned to them in this Definitions section. The meanings shall be equally applicable to both the singular and plural forms of these terms. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to the Settlement Agreement as a whole and not to any particular section, subsection or clause contained in the Settlement Agreement unless the context requires otherwise. Whenever it appears appropriate from the context, each term stated in the masculine, feminine or neuter gender include the masculine, feminine and neuter.

1.	“Adkins Hill Property Lease” means the Real Property Lease Agreement dated August 24, 2006 between Adkins Hill Property, LLC and Blast Energy Services, Inc. with respect to Tracts 14 and 15.
2.
“Affiliates” means, with respect to each entity, such entity’s current and former officers, directors, managers, members, shareholders, accountants, agents, appraisers, attorneys, employees or consultants in their capacity as such.

3.	“Amended Bid Procedures Order” means the order entered by the Bankruptcy Court on March 16, 2007 [Docket No. 194].
4.	“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division.
5.	“Bid Procedures Order” means the order entered by the Bankruptcy Court on February 2, 2007 [Docket No. 69] establishing certain bidding procedures in connection with the Sale Motion.
6.	“Boom” means Boom Drilling, LLC or the Boom entity(ies) that is or will take title to the assets being sold pursuant to the Sale Motion.
7.	“Committee” means the official committee of unsecured creditors appointed in the Houston Debtors’ bankruptcy cases.
8.
“Effective Date” means the date upon which all of the following conditions are first satisfied: (i) the Bankruptcy Court enters an order or orders (a) approving the Sale Motion; (b) approving this Settlement Agreement; (c) dismissing the Oklahoma Bankruptcy Cases that are currently pending in the Bankruptcy Court; and (d) vacating the Venue-Transfer Order and the findings and conclusions entered in connection therewith and causing the docket to reflect such vacation; and (ii) the sale to Laurus or its designee closes.

9.	“Hallwood” means Hallwood Petroleum, L.L.C. and Hallwood Energy, L.P.
10.
“Houston Debtors” means Blast Energy Services, Inc. and Eagle Domestic Drilling Operations, LLC, whose bankruptcy cases are pending in the Bankruptcy Court under jointly administered case number 07-30424.

11.	“Laurus” means Laurus Master Fund Ltd.
12.	“Laurus Entities” means Laurus Master Fund Ltd. and Laurus Capital Management LLC.
13.	“New York Nondebtor State Court Action” means the case styled Laurus Master Fund Ltd. v. Glenn A. Foster et al., Index No. 106000107 in the Supreme Court of the State of New York, New York County.
14.
“Objecting Parties” means Thornton Oilfield Holdings LLC, Second Bridge LLC, Eagle Drilling, LLC, Adkins Hill Property Lot #11 LLC, Adkins Hill Property Lot #12 LLC, Adkins Hill Property Lot #13 LLC, Adkins Hill Property Lot #14 LLC, Adkins Hill Property Lot #15 LLC.

15.
“Objecting Party Entities” means the Objecting Parties, together with Rodney D. Thornton, individually and in his capacity as Trustee of the Rodney D. Thornton Revocable Trust; the Rodney D. Thornton Revocable Trust; Richard D. Thornton, individually and in his capacity as Co-Trustee of the Thornton Family Irrevocable Trust; the Thornton Family Irrevocable Trust; Adkins Hill Property, LLC; Dirk O’Hara, individually and in his capacity as a Co-Trustee of the Thornton Family Irrevocable Trust; Glenn A. Foster, Jr.; Norman Senior Care LLC; Jeffrey Brown, individually and in his capacity as Trustee of the Thornton Business Security Trust; the Thornton Business Security Trust; Herman Livesay; Thornton Construction Company, Inc.; Thornton DRLG; Tom A. Hemry; Tom A. Hemry, P.C. Attorney at Law; Stanley M. Ward; Ward & Glass, L.L.P.; and Lisa Barnard.

16.
“Oklahoma Bankruptcy Cases” means the Chapter 11 bankruptcy cases commenced by the Oklahoma Debtors in the United States Bankruptcy Court for the Western District of Oklahoma and assigned Case Numbers 07-10735 and 07-10755 and currently pending in the Bankruptcy Court as Case Numbers 07-32012 and 07-32014.

17.
“Oklahoma Debtors” means Thornton Oilfield Holdings LLC and Second Bridge LLC, whose bankruptcy cases are currently pending in the Bankruptcy Court under bankruptcy case numbers 07-32014 and 07-32012, respectively.

18.
“Oklahoma Nondebtor State Court Action” means the case styled Eagle Drilling, LLC et al. v. Laurus Master Fund Ltd., et al., Case No. CJ-2007-587 in the District Court in and for Cleveland County, Oklahoma, as currently removed to the United States Bankruptcy Court for the Western District of Oklahoma under Adversary Proceeding No. 07-01063.

19.	“Quicksilver” means Quicksilver Resources, Inc.
20.
“Sale Motion” means the Expedited Motion to Sell Property Free and Clear of Liens, Claims and Encumbrances and to Permit Credit Bid Pursuant to 11 U.S.C § 363(b), (f), and (k) and to Assume and Assign Certain Executory Contracts [Docket No. 14], as amended by the Debtors’ Amended Motion to Sell Property Free and Clear of Liens, Claims and Encumbrances and to Permit Credit Bid Pursuant to 11 U.S.C. § 363(b), (f), and (k) [Docket No. 199].

21.	“Venue-Transfer Motion” means the motion filed by Laurus on March 19, 2007 [Docket No. 201], seeking to transfer the Oklahoma Bankruptcy Cases to the Bankruptcy Court.
22.
“Venue-Transfer Order” means the order of the Bankruptcy Court entered on March 26, 2007 [Case No. 07-30424, Docket No. 243; Case No. 07-32014, Docket No. 4; Case No. 07-32012, Docket No. 5], granting the Venue-Transfer Motion and any findings and conclusions associated therewith, as well as the related Orders for Transfer entered by the United States Bankruptcy Court for the Western District of Oklahoma on March 29, 2007.

Recitals
1.	On January 19, 2007, the Houston Debtors each filed a voluntary petition for Chapter 11 relief in the Bankruptcy Court.
2.
On January 22, 2007, the Houston Debtors filed their Sale Motion, seeking to sell substantially all of their assets to Laurus, and their Bid Procedures Motion, seeking to establish certain procedures in connection with the sale.

3.	On February 1, 2007, the Committee was appointed by the United States Trustee for the Southern District of Texas [Docket No. 61].
4.	On February 2, 2007, the Court entered the Bid Procedures Order, and on March 16, 2007, upon motion by the Debtors and Laurus, the Court entered the Amended Bid Procedures Order.
5.	On March 14 and 15, 2007, the Oklahoma Debtors filed voluntary petitions for Chapter 11 relief in the United States Bankruptcy Court for the Western District of Oklahoma.
6.	On March 19, 2007, Laurus filed its Venue-Transfer Motion.
7.
On March 26, 2007, the Bankruptcy Court made findings of fact and conclusions of law on the record in connection with the Venue-Transfer Motion, and on that same date the Bankruptcy Court entered the Venue-Transfer Order. The Oklahoma Bankruptcy Cases subsequently were transferred to the Bankruptcy Court.

8.
The Objecting Parties have objected to the Sale Motion and the Amended Bid Procedures Order, asserting—among other things—that the Bankruptcy Court cannot authorize the sale of certain property asserted to be owned by certain parties other than the Houston Debtors. The Houston Debtors have contested the Objecting Parties’ assertion of ownership.

9.
Second Bridge has asserted liens on certain property owned by the Houston Debtors and has asserted that such liens prime the liens of Laurus. Laurus, the Houston Debtors, and the Committee, on the other hand, assert that (a) Second Bridge does not have valid liens, (b) if Second Bridge does have valid liens, such liens are primed by the liens of Laurus; and (c) Second Bridge’s liens should be avoided.

10.
The Objecting Parties have asserted that the Bankruptcy Court does not have the power and authority to “estimate” ownership of property or “estimate” Second Bridge’s secured claim. The Houston Debtors, the Committee, and Laurus all contest the Objecting Parties’ assertions.

11.
Litigation related to the foregoing lien and ownership issues is pending in the Houston Debtors’ bankruptcy cases under Case No. 07-30424 (including the Houston Debtors’ Expedited Motion to Determine Status of Secured Claim Pursuant to 11 U.S.C. § 506(a) and (d) [Docket No. 287]), as well as in Adversary Proceeding Numbers 07-3102 and 07-3025.

12.	The Houston Debtors the Committee and the Laurus Entities have threatened to bring other claims and causes of action against the Objecting Parties and certain of the Objecting Party Entities.
13.	On or about April 4, 2007, certain parties who are neither Houston Debtors nor Oklahoma Debtors filed the Oklahoma Nondebtor State Court Action against the Laurus Entities and others.
14.
On or about April 23, 2007, the Laurus Entities filed a Notice of Removal of the Oklahoma Nondebtor State Court Action. The Oklahoma Nondebtor State Court Action, as removed, currently is pending before the United States Bankruptcy Court for the Western District of Oklahoma as Adversary Proceeding No. 07-01063.

15.	On or about May 3, 2007, the Laurus Entities filed their New York Nondebtor State Court Action against certain parties who are neither Houston Debtors nor Oklahoma Debtors.
16.
The Parties have engaged in extensive negotiations in an effort to settle their respective disputes. The Parties now wish to seek approval of their settlement, under the terms and conditions set forth in this Agreement.

17.	In consideration of the promises, covenants and representations set forth herein, the sufficiency of which is hereby acknowledged and confessed, the Parties hereby expressly agree as follows:
Terms of Settlement
1.	On the Effective Date, the Laurus Entities shall pay to Second Bridge LLC the sum of $1.8 million by wire transfer of immediately available funds in accordance with the following wire instructions:
Wire to Bank of Oklahoma, Second Bridge LLC - Account No. 209909693, Routing No. 103900036
2.
The Objecting Parties shall support the Sale Motion and will not object to the provisions of the order (the “Sale Order”) related to the sale of assets to Laurus and/or to Boom’s taking title to any assets; the Objecting Parties shall have an opportunity to review and approve the form of order. The Objecting Party Entities agree (but do not represent or warrant), to the extent of any interest such Objecting Party Entity maintains, that the sale of the assets by the Houston Debtors shall provide for good, clear, and marketable title free and clear of liens, claims, and encumbrances.

3.	The Houston Debtors, the Oklahoma Debtors, the Laurus Entities, and the Committee shall jointly move for and support without condition—
a.	dismissal of the Oklahoma Debtors’ bankruptcy cases, and this motion shall be heard in conjunction with and as part of the Sale Motion.
b.
vacation of the Venue-Transfer Order; such vacation shall include terms that render all findings of fact and conclusion of law entered in connection therewith or read into the record as null and void and of no effect; such vacation shall also remove the “hot link” to the Venue-Transfer Order on the docket of the Houston Debtors’ bankruptcy cases.

4.	Mutual Releases / Waivers
a.
On the Effective Date, the Houston Debtors and their respective bankruptcy estates, the Committee, and the Laurus Entities (together, the “Sale Proponents”), for themselves and their respective successors and assigns, hereby waive, release and forever discharge the Objecting Party Entities and each of their respective Affiliates from any and all claims, obligations, demands, actions, causes of action and liabilities, of whatsoever kind and nature, character and description, whether in law or equity, whether sounding in tort, contract, quantum meruit, an avoidance cause of action under 11 U.S.C. Sections 544, 545, 547, 548, 550 or 553, a turnover cause of action under 11 U.S.C. Section 542, or under other applicable law, whether known or unknown, and whether anticipated or unanticipated, that the Sale Proponents and their successors and assigns ever had or now have against the Objecting Party Entities or their respective Affiliates; provided, however, that the Sale Proponents do not hereby waive, release or discharge the Objecting Party Entities from any of their obligations, representations or warranties under this Settlement Agreement or the Sale Order.

b.
Concurrently with receipt of the $1.8 million described in paragraph 1 above, the Objecting Party Entities, for themselves and their respective successors and assigns, hereby waive, release and forever discharge the Sale Proponents, United Security of Norman, Inc. and each of their respective Affiliates from any and all claims, obligations, demands, actions, causes of action and liabilities, of whatsoever kind and nature, character and description, whether in law or equity, whether sounding in tort, contract, quantum meruit, an avoidance cause of action under 11 U.S.C. Sections 544, 545, 547, 548, 549, 550 or 553, a turnover cause of action under 11 U.S.C. Section 542, or under other applicable law, whether known or unknown, and whether anticipated or unanticipated, that the Objecting Party Entities and their successors and assigns ever had or now have against the Sale Proponents or their respective Affiliates; provided, however, that the Objecting Party Entities do not hereby waive, release or discharge the Sale Proponents from any of their obligations, representations or warranties under this Settlement Agreement. Subject to the terms of paragraphs 6 and 27 below, nothing herein shall discharge or impair the rights of any Objecting Party Entities in respect of its shareholder rights in any shares of the Houston Debtors.

c.
Notwithstanding anything in this paragraph 4, the Houston Debtors and their estates are not releasing the officers and directors, past or present, exclusive of the Objecting Party Entities, of the Houston Debtors.

d.
After the receipt of the $1.8 million referenced in paragraph 1 above, upon the receipt by the Objecting Party Entities of a release, in the nature of the releases given above, from Boom, Boom will be simultaneously released by the Objecting Party Entities to the same scope and extent.

5.	The releases in the foregoing paragraph include a release of any and all liens, claims, and encumbrances on the respective parties’ properties or estates.
6.
Within two business days of the Effective Date of this Settlement Agreement, Second Bridge shall physically deliver to Blast all of its common stock of Blast and the same shall be taken in by Blast and shall become Treasury Stock of Blast. The Houston Debtors shall pay $900 to Second Bridge on the date of tender.

7.	Ownership of Assets (as of the Effective Date)
a.
East Yard. The Objecting Parties or the Objecting Party Entities or any one or more of them (as determined in their sole discretion) shall be deemed to be the owner, and shall receive possession, of all of the 30 items in the East Yard shown on Exhibit A attached hereto. All other items of personal property on the East Yard shall be deemed owned by the Houston Debtors and may be sold to Laurus or its designee. The Objecting Party Entities shall not remove from the East Yard the 30 items shown on Exhibit A until after Laurus or its designee removes the other assets thereon. The parties shall segregate the 30 items so as not to be removed by Laurus or its designee.

b.
West Yard. The Houston Debtors shall be deemed to be the owner of, and shall receive possession of, the equipment in the West Yard identified on Exhibit B, and such equipment shall be sold to Laurus or its designee. All other items of personal property on the West Yard shall be deemed to owned by the Objecting Parties, who shall be given or retain possession thereof.

8.
The Objecting Party Entities shall not enter into any settlement agreement that requires Rodney Thornton or any corporate designee of the Objecting Parties to testify voluntarily on behalf of Quicksilver or Hallwood. Nothing in this provision shall preclude, nor shall it be a violation of this Settlement Agreement, for Rodney Thornton or any corporate designee of the Objecting Parties to testify in response to a subpoena or other legal process whereby he/it is compelled to testify.

9.
Laurus shall be entitled to be reimbursed from the Houston Debtors the total sum of $2.1 million (the “Laurus Retained Claim”) and such Laurus Retained Claim shall be secured and treated in the manner provided for in the Sale Order.

10.	The Houston Debtors and Laurus shall split the proceeds of the liquidation of all assets of the Houston Debtors’ estates as provided in the Sale Order.
11.
The Objecting Party Entities and the Laurus Entities shall promptly dismiss with prejudice the Oklahoma Nondebtor State Court Action, the New York Nondebtor State Court Action, and any other litigation pending by, against, or among such parties (including the litigation described on Attachment 1 hereto), with the parties thereto to bear their own fees and expenses.

12.
Subject to the terms of the lease, the Houston Debtors shall pay accrued and unpaid lease rentals under the Adkins Hill Property Lease through 30 days after entry of the order approving this Settlement Agreement.

13.
Only upon the transfer of the assets acquired from the Houston Debtors, Boom shall have 30 days (weather permitting) to remove the assets to which it is taking title from the East Yard and the West Yard. If said property is not removed within said 30 days, Boom shall be responsible for the payment of rent at the current contract rate of $7500 per month. The Houston Debtors shall keep the Adkins Hill Property Lease in place and shall not reject the lease until all such assets are removed. Such assets shall be removed no later than June 15, 2007 (weather permitting).

14.	The Houston Debtors shall assume and continue to abide by any environmental remediation obligations imposed by governmental authorities.
15.
The Houston Debtors shall remove from the East Yard the broken derrick formerly associated with Rig #12 within 30 days after entry of the order approving this Settlement Agreement and the sale order, and such property shall not be part of the assets sold. A picture of the derrick is attached hereto as Exhibit C.

16.	Orders approving this Settlement Agreement, the Motion to Vacate the Venue-Transfer Order, Dismissing the cases of the Oklahoma Debtors, and the Sale Motion shall be entered simultaneously.
17.	If the Effective Date does not occur, this Settlement Agreement shall be null and void.
18.
No Admissions. The Parties understand and acknowledge that this Agreement is in compromise of disputed claims and defenses. Accordingly, neither this Agreement, nor any of its provisions, shall constitute, or be deemed or construed as, an admission of any liability on any of the claims referenced herein, the viability of any defenses to such claims, or otherwise.

19.
Warranty of Authority. Each of the signatories hereto hereby warrants that (a) he has the authority to execute this Agreement on behalf of the Party(ies) for whom he is signing; and (b) each Party has not assigned or otherwise transferred the claims being released herein and each such Party is the owner thereof and has full authority to settle and release those claims.

20.
Entire Agreement. This Agreement is the complete and final agreement of the Parties as to all of the matters set forth herein, and supersedes all previous and contemporaneous agreements, promises, covenants, negotiations, discussions, understandings and representations by and/or between the Parties, all of which have become merged and integrated into this Agreement. The Parties hereby acknowledge that there are no other written or oral agreements between them concerning the matters set forth in this Agreement.

21.
Terms Understood. Each Party represents that prior to the execution of this Agreement by its duly-authorized representative, such Party was fully informed of its terms, contents, conditions and effects, and that such Party had the benefit and advice of counsel of his/her/its own choosing in entering into this Agreement. Each Party further represents that he/she/it relied solely and exclusively on his/her/its own judgment and the advice of his/her/its own counsel in entering into this Agreement. The Parties agree that the terms and language of this Settlement Agreement were the result of negotiations among them and, as a result, there shall be no presumption that any ambiguities shall be resolved against any Party. Any controversy over construction of the Settlement Agreement shall be decided without regard to events of authorship or negotiation.

22.
Governing Law and Exclusive Jurisdiction. This Agreement shall be governed by and interpreted pursuant to the laws of the State of Texas. The Bankruptcy Court shall have exclusive jurisdiction to resolve disputes that arise under or on account of this Settlement Agreement.

23.	Modifications. This Agreement shall not be modified except by an instrument in writing signed by all of the Parties.
24.
Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute but one and the same instrument. The facsimile of an originally-signed signature page shall serve as, and constitute, an originally-executed copy of such signature page.

25.
Representation re: Entities. Each Objecting Party Entity and Objecting Party represents and warrants to all the Parties that no person or entity related to or affiliated with the Objecting Party Entities and the Objecting Parties, other than the Objecting Party Entities and the Objecting Parties themselves, holds claims against or interests in (a) the Houston Debtors or (b) the Laurus Entities and the Laurus Entities’ Affiliates.

26.
No Purchase. Each Objecting Party Entity and Objecting Party covenants and agrees that it will not purchase or acquire claims against the Houston Debtors or purchase or acquire additional shares of capital stock of the Houston Debtors. The agreement contained in this paragraph 26 shall expire upon the effective date of any plan of reorganization confirmed in the Chapter 11 bankruptcy cases of the Houston Debtors or upon the conversion of the Chapter 11 bankruptcy cases of the Houston Debtors to cases under Chapter 7.

27.
Voting Provision. Prior to the date that the Houston Debtors plan of reorganization becomes effective, Richard D. Thornton, Herman Livesay, Glenn A. Foster, Jr., and the Thornton Business Security Trust and their successors, including successor Trustees, transferees, assigns, and beneficiaries will take no action to call or support a special shareholder meeting of the Blast shareholders. Additionally, Richard D. Thornton, Herman Livesay, Glenn A. Foster, Jr., and the Thornton Business Security Trust and their successors, including successor Trustees, transferees, assigns, and beneficiaries will not vote their shares prior to the effective date of the Houston Debtors plan of reorganization; provided, however, that any of them will be entitled to vote their shares on a matter requiring shareholder vote called by a third party shareholder, except with respect to removal of the members of the board of directors or corporate officers as to which they will not be entitled to vote.

In the event that the above referenced effective date does not occur by May 10, 2008, the voting restrictions provided for herein will be of no further force and effect. Unless the sale of Blast stock by the parties referenced in this paragraph 27 would result in a reduction or loss of net operating loss carry forward benefits (“NOL Benefits”) Blast will authorize any proposed sale of Blast stock by any of the parties identified in this paragraph 27 which sale complies with applicable law, and Blast will not take action to impede any such sale. The Parties agree that if such a sale would result in a reduction or loss of NOL Benefits, such sale will not be made. Nothing in this paragraph 27 shall limit the right of any Blast shareholder to vote in connection with a plan of reorganization in the Blast bankruptcy case.

AGREED TO AND ACCEPTED:

BLAST ENERGY SERVICES, INC.
By: /s/ John O’Keefe
Name: John O’Keefe
Title:  CEO
Date: 5/11/07

EAGLE DOMESTIC DRILLING OPERATIONS LLC
By: /s/ David M. Adams
Name: David M. Adams
Title:  President
Date: 5/11/07

LAURUS MASTER FUND, LTD.
By: /s/ David Grin
Name: David Grin
Title:  Director
Date: 5/11/07

LAURUS CAPITAL MANAGEMENT LLC
By: /s/ David Grin
Name: David Grin
Title:  Principal
Date: 5/11/07

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS
By: /s/ S. Margie Venus
Name: S. Margie Venus
Title:  Counsel
Date: 5/11/07

SECOND BRIDGE LLC
By: /s/ Rodney Thornton
Name: Rodney Thornton
Title:  Manager
Date: 5/11/07

THORNTON OILFIELD HOLDINGS LLC
By: /s/ Rodney Thornton
Name: Rodney Thornton
Title:  Manager
Date: 5/11/07

EAGLE DRILLING LLC
By: /s/ Rodney D. Thornton
Name: Rodney D. Thornton
Title:  Manager
Date: 5/11/07

RODNEY D. THORNTON
By: /s/ Rodney D. Thornton
Date: 5/11/07

RODNEY D. THORNTON, IN HIS CAPACITY AS TRUSTEE OF THE RODNEY D. THORNTON REVOCABLE TRUST
By: /s/ Rodney D. Thornton
Date: 5/11/07

THE RODNEY D. THORNTON REVOCABLE TRUST
By: /s/ Rodney D. Thornton
Name: Rodney D. Thornton
Title:  Trustee
Date: 5/11/07

RICHARD D. THORNTON
By: /s/ Richard D. Thornton
Date:  5-11-07

RICHARD D. THORNTON, IN HIS CAPACITY AS CO-TRUSTEE OF THE THORNTON FAMILY IRREVOCABLE TRUST
By: /s/ Richard D. Thornton, Trustee
Date: 5/-11-07

THE THORNTON FAMILY IRREVOCABLE TRUST
By: /s/ Dirk O’Hara
Name: Dirk O’Hara
Title:  Trustee
Date: 5/11/07

ADKINS HILL PROPERTY, LLC
By: /s/ Rodney Thornton
Name: Rodney Thornton
Title:  Manager
Date: 5/11/07

ADKINS HILL PROPERTY LOT #11 LLC
By: /s/ Rodney Thornton
Name: Rodney Thornton
Title:  Manager
Date: 5/11/07

ADKINS HILL PROPERTY LOT #12 LLC
By: /s/ Rodney Thornton
Name: Rodney Thornton
Title:  Manager
Date: 5/11/07

ADKINS HILL PROPERTY LOT #13 LLC
By: /s/ Rodney Thornton
Name: Rodney Thornton
Title:  Manager
Date: 5/11/07

ADKINS HILL PROPERTY LOT #14 LLC
By: /s/ Rodney Thornton
Name: Rodney Thornton
Title:  Manager
Date: 5/11/07

ADKINS HILL PROPERTY LOT #15 LLC
By: /s/ Rodney Thornton
Name: Rodney Thornton
Title:  Manager
Date: 5/11/07

DIRK O’HARA, INDIVIDUALLY
By: /s/ Dirk O’Hara
Date: 5/11/07

DIRK O’HARA, IN HIS CAPACITY AS CO-TRUSTEE OF THE THORNTON FAMILY IRREVOCABLE TRUST
By: /s/ Dirk O’Hara
Date: 5/11/07

GLENN A. FOSTER, JR.
By: /s/ Glenn A. Foster, Jr.
Date: 5/11/07

NORMAN SENIOR CARE LLC
By: /s/ Dirk O’Hara
Name: Dirk O’Hara
Title:  Managing Member
Date: 5/11/07

JEFFREY BROWN
By: /s/ Jeffrey Brown
Date: 5/11/07

JEFFREY BROWN, IN HIS CAPACITY AS TRUSTEE OF THE THORNTON BUSINESS SECURITY TRUST
By: /s/ Jeffrey Brown
Date: 5/11/07

THORNTON BUSINESS SECURITY TRUST
By: /s/ Jeffrey Brown
Name: Jeffrey Brown
Title:  Trustee
Date: 5/11/07

HERMAN LIVESAY
By: /s/ Herman Livesay
Date: 5/11/07

THORNTON CONSTRUCTION COMPANY, INC.
By: /s/ Rodney Thornton
Name: Rodney Thornton
Title:  President
Date: 5/11/07

THORNTON DRLG [this entity does not legally exist]
By: /s/ Rodney Thornton
Name: Rodney Thornton
Title:  Manager
Date: 5/11/07

TOM A. HEMRY
By: /s/ Tom A. Hemry
Date: 5/11/07

TOM A. HEMRY, P.C. ATTORNEY AT LAW
By: /s/ Tom A. Hemry
Name: Tom A. Hemry
Title:  President
Date: 5/11/07

STANLEY M. WARD
By: /s/ Stanley M. Ward
Date: 5/11/07

WARD & GLASS, L.L.P.
By: /s/ Woodrow K. Glass
Name: Woodrow K. Glass
Title:  Partner
Date: 5/11/07

LISA BARNARD
By: /s/ Lisa Barnard
Date: 5/11/07

UNITED SECURITY OF NORMAN, INC.
By: /s/ Gerald Stone
Name: Gerald Stone
Title:  President
Date: 5/11/07